Exhibit 99.2 Earnings Call Presentation 2020 Third Quarter October 21, 2020

Q3 '20 EARNINGS HIGHLIGHTS

Earnings Per Share



$0.6
$0.4
$0.2
$-
$0.52
$0.49
$0.51
$0.47
$0.41
$0.37
$0.22
$0.18
$0.38
$0.35
$0.19
$0.16
$0.40
$0.33
$0.28
$0.21
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
EPS, adjusted(1)
EPS
Pandemic

Pre-Tax, Pre-Provision Earnings[1]



$100.0
$80.0
$60.0
$40.0
$20.0
$-
$89
$84
$73
$72
$66
$63
$72
$71
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Pre-tax, pre-provision earnings(1)
Pandemic

Earnings

EPS of $0.21 for Q3 '20; impacted by optimization strategies and the continued impact of the pandemic:

- $0.12 of retail and balance sheet optimization costs
- $0.07 of loan loss provision for pandemic related ACL
  - $0.17 impact to Q2 '20
  - $0.19 impact to Q1 '20
- $0.01 of pandemic expenses

Pre-Tax, Pre-Provision Earnings[1]

Up 13%, or $8mm from Q2 '20, impacted primarily by:

- Noninterest income up $8mm, or 23%, reflective of record mortgage banking income and higher transaction volumes
- Controlled noninterest expense, adjusted[1], to $112mm, down 3%

Down 20%, or $18mm from Q3 '19, impacted primarily by:

- NII down $8mm due to lower interest rates and accretion, partly offset by acquisitions and growth
- Noninterest expense, adjusted[1] up $7mm due to Park, pandemic, merit, and mortgage commissions
- Noninterest income down $2mm due to lower transaction volumes due to the pandemic

RESULTS CONTINUE TO BE IMPACTED BY PANDEMIC AND LOWER RATES; FEE VOLUMES RECOVERING

Amounts in millions, except per share data

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 2

LOANS Highlights $14,934 $14,653 Overall, portfolio growth impacted by lower $13,964 $13,913 customer demand and higher customer $13,619 $13,754 liquidity $12,773 $12,842 $13,457 • Down 2% from Q2 '20, excluding PPP – Corporate down 3% – Consumer up 1% reflecting growth of high-quality 1-4 family mortgages • Up 15% from Q3 '19; down 1% excluding 5.09% PPP loans and Park 4.85% • PPP contributed $1.2bn; consistent with 4.57% Corporate Q2 '20; reducing loan yields by 12bps Loans • Mix continues to be well-diversified 3.98% 3.86% 3.89% 3.74% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 C&I Agricultural Owner-occupied CRE Investor CRE Consumer Loan Yield Loan Yield, excluding PPP PPP Dollars in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 3

LOAN DIVERSIFICATION - CORPORATE

$9.9bn(3)
74% of Total Loans, excl PPP(3)
34% C&I / 36% CRE / 3% Agricultural



Other C&I
Senior Housing
Healthcare Services / Hospitals
Leveraged Finance
Elevated Risk
(both C&I and CRE categories)
Multi-family
Construction
Office, Industrial, and Other Investor CRE
Owner Occupied CRE
Retail CRE
Agricultural
C&I
CRE
Agricultural

Sector	$	%(3)	Risk Mitigants
Elevated Risk			
Recreation / Entertainment	$230	1.7%	Very granular, real estate secured
Hotels	160	1.1%	All major brands, avg. LTV 50%
Restaurants	120	0.9%	Very granular, real estate secured
Total	$510	3.7%	
Other Areas of Focus			
Investor CRE:			
Retail	$450	3.3%	Service oriented strip centers
Office	440	3.3%	Diversified, largely suburban
Leveraged Finance	410	3.1%	Granular, relationship equity sponsors

SOLID UNDERWRITING AND GRANULAR, DIVERSIFIED PORTFOLIO MITIGATE RISKS

Dollar amounts in millions unless otherwise noted
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 4

SUPPORTING OUR CLIENTS - LOAN DEFERRALS

Loan Deferrals by Sector *

Sector	First Round #	First Round $mm	First Round % of Portfolio[3]	Second Round #	Second Round $mm	Second Round % of Portfolio[3]
Corporate						
Hotels	45	$138	88%	16	$71	45%
Recreation / Entertainment	58	111	49%	15	55	25%
Restaurants	126	65	55%	37	22	18%
Total Elevated Risk Sectors	229	314	63%	68	148	30%
Franchise	265	203	70%	47	39	14%
Retail CRE	126	264	59%	18	52	12%
Office, Industrial, and Other Investor CRE	232	208	17%	43	42	3%
Owner Occupied CRE	299	209	22%	35	25	3%
Construction	42	89	15%	6	6	1%
Multi-family	105	103	12%	12	8	1%
Healthcare Services / Hospitals	527	190	24%	7	3	1%
Senior Housing	1	15	4%	—	—	—%
Agricultural	18	13	4%	—	—	—%
Leveraged Finance	1	5	1%	—	—	—%
All other corporate	1,074	166	6%	82	10	—%
Total Corporate	2,919	1,779	18%	318	333	3%
Consumer						
1-4 Family / HELOC	844	251	7%	114	38	1%
Other Installment	2,198	26	6%	337	5	1%
Total Consumer	3,042	277	7%	451	43	1%
Total	5,961	$2,056	15%	769	$376	3%

Highlights

- Second round significantly lower than first round (90 days)
  - ~3% have a second round deferral, ~ 20% of first round deferrals

***Percentages reflect portion of outstanding balances within a sector with a deferral**
Dollar amounts in millions unless otherwise noted
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 5

LOAN DIVERSIFICATION - CONSUMER

$3.5bn(3)
26% of Total Loans, excl PPP(3)



Home Equity
Avg. FICO - 765
Avg. LTV - 71%
Other Installment
Avg. FICO - 761
1-4 Family
Avg. FICO - 778
Avg. LTV - 67%
Elevated
Risk

Sector	$	%(3)	Risk Mitigants
Unsecured Installment	$240	1.8%	~90% have FICO > 700; Avg loan size ~$9k

HIGH QUALITY CREDIT - GEOGRAPHICALLY DISPERSED

Dollar amounts in millions unless otherwise noted
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 6

ASSET QUALITY Non-performing Assets Highlights 2.00% • Credit performance stable away from expected risk $163 $163 rating migration 45 40 $109 1.09% – NPA metric, excluding PCD & PPP(1) loans of 1.11% 1.00% 0.93%, up 6bps and 8bps from Q2 '20 and Q3 '19, 0.93% 0.85% 0.87% respectively – Adverse rated performing loans of $707mm, up 118 123 0.00% $257mm, concentrated in elevated risk sectors from Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q2 '20 NPAs, excluding PCD PCD NPAs ◦ Special mention 55% of increase; 45%, or NPAs / Loans + Foreclosed Assets (1) NPAs / Loans + Foreclosed Assets, excluding PCD & PPP Loans $60mm, in elevated risk sectors Adverse Rated Performing Loans ◦ Substandard 45% of increase; 75%, or $90mm, in elevated risk sectors 8.00% $707 7.13% 6.36% 6.00% $450 $357 193 312 4.40% 4.00% 172 3.94% 3.66% 185 257 395 2.00% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Special Mention Substandard Adverse Loans to Corporate Loans (1) Adverse Loans, excluding PPP Loans, to Corporate Loans CREDIT PERFORMANCE STABLE AWAY FROM EXPECTED RISK RATING MIGRATION Dollar amounts in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, 7 definitions of certain terms, and footnotes used.

ALLOWANCE - WELL RESERVED Net Charge-offs to Average Loans, excl PPP(1)(2) Highlights 0.46% 0.50% NCOs to average loans of 0.26%, excluding PCD and PPP(1)(2), 0.37% 0.38% down compared to prior periods 0.40% 0.35% • $7mm - PCD loans that were fully reserved 0.29% 0.27% • $9mm - legacy loans 0.30% 0.26% • Unsecured installment product within consumer contributes 0.20% to quarterly NCO rate of 6 to 11bps – Online product with average yield of ~8% 0.10% – NCOs trending favorable with tightening of underwriting standards 0.00% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Maintained robust ACL levels consistent with Q2 '20 in light of the Corporate Consumer PCD environment • 1.83%, excluding PPP(1) Allowance • 1.59% excluding PCD and PPP loans(1) 2.00% 1.80% 1.83% • $37mm PCD reserve on acquired loans 1.68% 1.66% • $10mm in Q3, $63mm YTD '20 of provision to incorporate 53 estimated impact of the pandemic 63 44 0.86% 37 1.00% $247 151 147 110 —% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 ACL - Other PCD Pandemic (1) Allowance / Loans Allowance / Loans, excluding PPP loans Dollar amounts in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 8

DEPOSITS Highlights $15,801 • Average deposits of $16bn, up 3% from $15,422 Q2 '20 and 18% from Q3 '19 reflecting: – Normal seasonal increase in municipal $13,447 $13,411 $13,386 deposits (Q2 '20) 0.79% – Higher customer balances due to PPP funds 0.71% and government stimulus 0.64% – Park Bank acquisition increase (Q3 '19) 0.62% 0.59% • Mix shift to 56% retail, 34% commercial, 85% 10% public, due to PPP funds 0.51% Core • Cost of deposits decreased 9bps due primarily to lower rate environment and the increase in demand deposits 0.36% • Cost of deposits ~10bps less than peers(4) – Historically this advantage ranges 0.26% ~10-35bps over the past 10 years 0.17% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Demand Savings NOW Money Market (4) Time Cost of Deposits Peer Cost of Deposits Dollars in millions Balances shown are QTD averages Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 9

NET INTEREST INCOME Trend and Composition Highlights Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 • NII down 2% from Q2 '20 and 5% from Total average interest- Q3 '19 earning assets $ 15,801 $ 15,969 $ 16,431 $ 18,777 $ 19,430 – PPP loans added $2mm from Q2 '20 and $151 $7mm from Q3 '19 $148 $144 $145 $9 $143 – Accretion up $1mm from Q2 '20, and $10 $7 $7 down $1mm from Q3 '19 $8 – Impacted by lower interest rates – Acquisition and loan and security growth partly offset decline from Q3 '19 3.82% (1) 3.72% • NIM, adjusted of 2.79%, down 19bps from 3.54% Q2 '20 and down 80bps from Q3 '19, 3.59% 3.13% impacted by: 3.48% 3.37% 2.95% – Lower interest rates partially offset by 2.98% lower cost of funds 2.79% – Origination of PPP loans – Higher other interest-earning assets due to PPP and stimulus Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 (1) (1) NII Accretion NIM NIM, adjusted Dollars in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 10

NONINTEREST INCOME Trend and Composition Highlights • Up 23% from Q2 '20 and down 6% from $47 Q3 '19 impacted by: – Record mortgage banking sales volume $43 $41 – Wealth management up due to improved $39 market conditions – Higher across all categories; volumes $33 increasing as pandemic recovery occurs (Q2 '20) – Lower transaction volumes due to the pandemic (Q3 '19) Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Deposit service charges Wealth management Card-based Capital market products income Mortgage banking Other noninterest income(5) Dollars in millions Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 11

NONINTEREST EXPENSE Trend and Composition Highlights (1) Periods Ended • Noninterest expense, adjusted of $112mm Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 – Down 3% from Q2 '20 and up 7% from Noninterest expense as reported $ 108 $ 117 $ 117 $ 120 $ 131 Q3 '19, impacted by: Optimization costs — — — — (18) ◦ Lower professional services and A&I related expenses (3) (6) (5) (5) (1) occupancy (Q2 '20) Operating costs from acquisitions (1) ◦ Noninterest expense, adjusted $ 105 $ 111 $ 112 $ 115 $ 112 (Q3 '19) $115 ◦ Pandemic costs (Q3 '19) $111 $112 $112 $105 ◦ Merit and mortgage commissions (Q3 '19) • Controlled noninterest expense, adjusted to average assets excluding PPP (1)(2) of 2.19%, down 6% from Q2 '20 and 7% from Q3 '19 2.47% 2.44% • $18mm of costs associated with branch 2.35% 2.32% optimization strategies 2.19% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Salaries & Benefits Occupancy & Equipment Professional services Technology Other noninterest expense (6) Noninterest expense, adj. to average assets excluding PPP (1)(2) Dollars in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 12

OPTIMIZATION STRATEGIES

Continuing Our Commitment to Deliver Excellence and Meet the Evolving Needs and Preferences of Our Clients

Retail Optimization

Consolidation of 17 branches in 2021, representing 15% of our branch network

- Nearly all locations are within close proximity to another First Midwest branch; minimal disruption and attrition
- Approximately half have been closed over the past six months due to the pandemic
- $16mm in pre-tax one-time costs, earn back of ~2 years

Expected Run Rate Impact

~$8mm in pre-tax expense reduction in 2021, ~$9mm thereafter

ATM network outsourcing of 100% of 164 ATMs

- Modernizes our fleet through technology upgrades resulting in a better client experience
- Leverages scale of a third-party for operating costs
- Positions the bank on a glide path to stay current with advancing ATM technology
- $2mm in pre-tax one-time costs

Expected Run Rate Impact

~$500k in pre-tax expense reduction in 2021 and thereafter

Balance Sheet Optimization

Terminated $1.1bn in swaps and reduced borrowed funds

- Long-term pay fixed swap termination as a result of excess liquidity in light of market conditions
- Reduced borrowed funds in Q3 and Q4 which were hedged to terminated swaps
- $14mm of pre-tax gains on sales of $160mm of securities fully offset $14mm of pre-tax swap termination costs

Expected Run Rate Impact

~$5mm in pre-tax net interest income added to 2021

Dollars in millions
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 13

CAPITAL

Regulatory Capital Ratios:	Q3 '19	Q4 '19	Q1 '20	Q2 '20	Q3 '20
• CET1 capital to RWA	10.18%	10.52%	9.64%	9.70%	**9.97%**
• Tier 1 capital to RWA	10.18%	10.52%	9.64%	11.19%	**11.48%**
• Total capital to RWA	12.62%	12.96%	12.00%	13.70%	**14.06%**

Robust Capital Levels



Excess Capital Above Conservation Buffer
CET1 Capital
4.50%
7.0%
9.97%
$452mm
Tier 1 Capital
6.00%
8.50%
11.48%
$453mm
Total Capital
8.00%
10.5%
14.06%
$542mm
Minimum Requirement
FMBI
Capital Conservation Buffer

Highlights

- Overall, capital ratios increased as a result of retained earnings, includes:
  - Robust ACL
  - Q3 '20 dividend of $0.14 per common share, consistent with Q2 '20
- Issued $231mm of preferred stock in Q2 '20; impacted total and Tier 1 capital ratios
- Elected CECL transition for regulatory capital relief in 2020
  - Retains ~30bps of CET1 and tier 1 capital
- Strong excess capital position, solid operating leverage and credit reserves
  - Capital levels remain sufficient in a severely adverse economic scenario
  - Consistent with mid-size, regional, and national peers
- TBV per common share up 8% from Q2 '20

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 14

OUTLOOK RECAP We offer commentary on factors influencing 2020 outlook for key categories. Guidance below is dependent upon the duration and severity of the pandemic and the effectiveness of government stimulus actions. Loans and Deposits • Dependent upon economic conditions, customer behavior and stimulus • PPP will further impact NII and NIM • NII stable, and NIM, adj.(1) expanding in the near term, reflecting expected earning asset and customer liquidity outflows • Accretion of ~$27mm for full year '20 reflecting CECL transition, ~$3mm reclass to lower provision • Includes potential impacts from PPP Noninterest Income • Modestly up from Q3, excluding the volatility of mortgage banking income • Dependent upon length and severity of the pandemic and customer behavior Noninterest Expense, Adjusted • Modestly up from Q3, impacted by delayed expenses and reopening of branches Asset Quality • Dependent upon economic conditions, customer behavior and stimulus Taxes • Effective tax rate expected to be approximately 25% Capital • Strong capital provides flexibility to navigate the impact of the pandemic Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 15

FINANCIAL RESULTS Q3 '19 Q3'19 Q4'19 Q2 '20 Q3 '20 Net Interest Income $ 151 $ 148 $ 144 $ 145 $ 143 Loan Loss Provision 12 10 40 33 16 Noninterest Income 43 46 40 33 26 Net Securities (Losses) Gains — — (1) — 14 Noninterest Expense 108 117 117 120 131 Income before Income Taxes 74 67 26 25 36 Income Tax Expense 18 16 6 6 8 Net Income $ 56 $ 51 $ 20 $ 19 $ 28 Preferred dividends — — — (1) (4) Net Income Applicable to Common Shares $ 56 $ 51 $ 20 $ 18 $ 24 EPS $ 0.49 $ 0.47 $ 0.18 $ 0.16 $ 0.21 EPS, Adjusted(1) $ 0.52 $ 0.51 $ 0.22 $ 0.19 $ 0.33 ROATCE(1)(2) 15.4% 14.4% 5.7% 5.3% 6.7 % ROATCE, Adjusted(1)(2) 16.1% 15.5% 6.9% 6.4% 10.5 % Noninterest Expense, adjusted to Average Assets, Excluding PPP Loans(1)(2) 2.3% 2.5% 2.4% 2.3% 2.2 % Efficiency Ratio(1) 54% 56% 60% 64% 60 % Dollars in millions, except per share data Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 16

FORWARD-LOOKING STATEMENTS This presentation, as well as any oral statements made by or on behalf of First Midwest, may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "predict," "project," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements speak only as of the date made, and First Midwest undertakes no obligation to update any forward-looking statements. Forward-looking statements may be deemed to include, among other things, statements relating to First Midwest's future financial performance, including the related outlook for 2020, the performance of First Midwest's loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, including the impact of certain actions and initiatives, anticipated trends in First Midwest's business, regulatory developments, acquisition transactions, estimated synergies, cost savings and financial benefits of announced and completed transactions, growth strategies, including possible future acquisitions, and the continued or potential effects of the COVID-19 pandemic on our business, financial condition, liquidity, loans, asset quality and results of operations. These statements are subject to certain risks, uncertainties and assumptions, including the duration, extent and severity of the COVID-19 pandemic, including the continued effects on our business, operations and employees, as well as on our customers and service providers, and on economies and markets more generally and other risks, uncertainties and assumptions that are discussed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2019, and in First Midwest's subsequent filings made with the Securities and Exchange Commission ("SEC"). These risks and uncertainties are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest's business and financial performance. Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used. 17

APPENDIX 18

GETTING OUR MOMENTUM BACK

Implemented a phased-in return to the workplace approach beginning June 22

~62% of branches fully open and 164 ATMs operating at full capacity

Helped ~9,000 clients through payment deferrals and fee assistance programs

Funded over $1.2bn of PPP loans for ~6,700 clients; impacted the lives of ~150,000 small business employees and their families

Committed $2.5mm to supporting our communities

Supporting Our Colleagues

- Enhanced health insurance programs and access to retirement benefits to provide greater flexibility, coverage and additional support
- Expanded paid time off programs
- Added provisions for emergency medical and hardship loans

Supporting Our Clients

- Branches accessible with enhanced health and safety protocols
- Reopening of certain branch lobbies
- Offering payment deferral and fee assistance programs and services:
  - Consumer, mortgage, auto loan deferrals and fee assistance
  - Commercial loan deferrals and fee assistance
  - Suspension of foreclosure and repossession actions
- Ongoing participation in the SBA's Paycheck Protection Program

Supporting Our Communities

- Additional $2.5mm contribution from the First Midwest Charitable Foundation
- Aiding individuals and families through affordable housing and financial sustainability and supporting small businesses
- Enhanced matching gifts programs to support colleague donations

LEVERAGING OUR STRENGTHS TO SUPPORT OUR CLIENTS AND COMMUNITIES

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 19

SUPPORTING OUR CLIENTS - PPP RESPONSE SBA Paycheck Protection Program # of Loans Total $mm SBA Fee % Up to $150,000 5,167 $216 5% Approved 6,700 applications; ended August 8th $150,000 to $350,000 784 180 5% Received SBA approval on $1.2bn in funding $350,000 to $2mm 711 563 3% 95% existing FMB clients; 5% new clients (count) Over $2mm 71 241 1% SBA began accepting forgiveness mid-August Total 6,733 $1,200 PPP Forgiveness • Average loan size $178,000 vs median of $45,000; reflects concentration to small business customers Not started 53% • Weighted-average gross fee of 3% Paperwork in Process 25% – Expect to recognize net fee of 2% over life of the program Submitted to SBA 22% Approved —% Dollar amounts in millions unless otherwise noted Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the calculations of the definitions of certain terms and footnotes used. 20

STRONG FUNDING AND LIQUIDITY Funding Profile Highlights • $16bn of very stable long-term deposit base is primary source of liquidity Interest-bearing transactions | 44% Time | 12% • Over $7bn in additional funding sources provide ample capacity to support our clients, colleagues, and communities Borrowed funds | 13% – ~$4bn comprised of unencumbered securities and cash, FHLB capacity and Fed availability - meaningfully higher than undrawn client commitments Demand | 31% • PPP demand self-funded; available PPPLF Core Deposits Time Deposits Borrowed Funds not utilized AMPLE LIQUIDITY PROVIDES FLEXIBILITY TO MEET EXPECTED DEMAND Funding Profile data reflects QTD averages Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 21

NON-GAAP FINANCIAL INFORMATION The Company's accounting and reporting policies conform to U.S. GAAP and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include EPS, adjusted, the efficiency ratio, tax-equivalent NII (including its individual components), tax-equivalent NIM, tax-equivalent NIM, adjusted, noninterest expense, adjusted, ROATCE, ROATCE, adjusted, non-accrual loans, excluding PCD loans, 30-89 days past due loans, excluding PCD loans, NPAs to total loans plus foreclosed assets, excluding PPP loans, NPAs to total loans plus foreclosed assets, excluding PCD and PPP loans, NCOs, excluding PCD loans, NCOs to average loans, excluding PPP loans, NCOs to average loans, excluding PCD and PPP loans, and pre-tax, pre-provision earnings, adjusted. The Company presents EPS, the efficiency ratio, and ROATCE, all adjusted for certain significant transactions. These transactions include optimization costs (third quarter of 2020), swap termination costs (third quarter of 2020), acquisition and integration related expenses associated with completed and pending acquisitions (all periods), net securities gains (losses) (first and third quarters of 2020), and Delivering Excellence implementation costs (all periods in 2019). Management believes excluding these transactions from EPS, the efficiency ratio, and ROATCE may be useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics may enhance comparability for peer comparison purposes. Income tax expense, provision for loan losses, and the certain significant transactions listed above are excluded from the calculation of pre-tax, pre-provision earnings, adjusted due to the fluctuation in income before income tax and the level of provision for loan losses required based on the estimated impact of the pandemic on the ACL. Management believes pre-tax, pre-provision earnings, adjusted may be useful in assessing the Company's underlying operational performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes. The Company presents noninterest expense, adjusted, which excludes optimization costs, acquisition and integration related expenses, and Delivering Excellence implementation costs. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to NII and NIM recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present NII and NIM on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In addition, management believes that presenting tax-equivalent NIM, adjusted, may enhance comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period. In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. The Company presents NPAs to total loans plus foreclosed assets, NCOs, and NCOs to average loans, all excluding PCD and/or PPP loans. Management believes excluding PCD and PPP loans is useful as it facilitates better comparability between periods. Prior to the adoption of CECL on January 1, 2020, PCI loans with an accretable yield were considered current and were not included in past due and non-accrual loan totals and the portion of PCI loans deemed to be uncollectible was recorded as a reduction of the credit-related acquisition adjustment, which was netted within loans. Subsequent to adoption, PCD loans, including those previously classified as PCI, are included in past due and non-accrual loan totals and an ACL on PCD loans is established as of the acquisition date and the PCD loans are no longer recorded net of a credit-related acquisition adjustment. PCD loans deemed to be uncollectible are recorded as a charge-off through the ACL. The Company began originating PPP loans during the second quarter of 2020 and the loans are expected to be forgiven by the Small Business Administration ("SBA") if employee retention criteria are met and funds are used for eligible expenses. Additionally, management believes excluding PCD and PPP loans from these metrics may enhance comparability for peer comparison purposes. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein. Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used. 22

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	September 30, 2019	December 31, 2019	March 31, 2019	June 30, 2020	September 30, 2020
Earnings Per Share					
Net income	$ 54,545	$ 52,121	$ 19,606	$ 19,064	$ 27,623
Dividends and accretion on preferred stock	—	—	—	(1,037)	(4,033)
Net income applicable to non-vested restricted shares	(465)	(424)	(192)	(187)	(236)
Net income applicable to common shares	54,080	51,697	19,414	17,840	23,354
Adjustments to net income:					
Optimization costs	—	—	—	—	18,376
Tax effect of optimization costs	—	—	—	—	(4,594)
Swap termination costs	—	—	—	—	14,285
Tax effect of swap termination costs	—	—	—	—	(3,571)
Net securities losses (gains)	—	—	1,005	—	(14,328)
Tax effect of net securities losses (gains)	—	—	(251)	—	3,582
A&I related expenses	3,397	5,258	5,472	5,249	881
Tax effect of A&I related expenses	(849)	(1,315)	(1,368)	(1,312)	(220)
Delivering Excellence implementation costs[8]	234	223	—	—	—
Tax effect of Delivering Excellence implementation costs	(59)	(56)	—	—	—
Total adjustments to net income	2,723	4,110	4,858	3,937	14,411
Net income applicable to common shares, adjusted	$ 56,803	$ 55,807	$ 24,272	$ 21,777	$ 37,765
Weighted-average diluted common shares outstanding	109,662	109,578	110,365	113,336	113,436
Diluted EPS	$ 0.49	$ 0.47	$ 0.18	$ 0.16	$ 0.21
Diluted EPS, adjusted[9]	$ 0.52	$ 0.51	$ 0.22	$ 0.19	$ 0.33

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 23

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	September 30, 2019	December 31, 2019	March 31, 2019	June 30, 2020	September 30, 2020
Return on Average Tangible Common Equity					
Net income applicable to common shares	$ 54,080	$ 51,697	$ 19,414	$ 17,840	$ 23,354
Intangibles amortization	2,750	2,744	2,770	2,820	2,810
Tax effect of intangibles amortization	(688)	(686)	(693)	(705)	(703)
Total adjustments to net income[9]	2,723	4,110	4,858	3,937	14,411
Net income applicable to common shares, excluding intangibles amortization, adjusted[9]	$ 58,865	$ 57,865	$ 26,349	$ 23,892	$ 39,872
Average stockholders' equity	$ 2,327,279	$ 2,359,197	$ 2,415,157	$ 2,443,212	$ 2,444,594
Less: average intangible assets	(877,069)	(874,829)	(887,600)	(934,022)	(938,712)
Average TCE	$ 1,450,210	$ 1,484,368	$ 1,527,557	$ 1,509,190	$ 1,505,882
ROATCE, adjusted[2][9]	16.10 %	15.47 %	6.94 %	6.37 %	10.53 %
Efficiency Ratio Calculation					
Noninterest expense	$ 108,395	$ 116,748	$ 117,331	$ 120,330	$ 131,074
Less:					
Net OREO expense	(381)	(1,080)	(420)	(126)	(544)
Optimization costs	—	—	—	—	(18,376)
A&I related expenses	(3,397)	(5,258)	(5,472)	(5,249)	(881)
Delivering Excellence implementation costs[8]	(234)	(223)	—	—	—
Total	$ 104,383	$ 110,187	$ 111,439	$ 114,955	$ 111,273
Tax-equivalent NII[1][10]	$ 152,019	$ 149,711	$ 144,728	$ 146,389	$ 143,821
Noninterest income	42,951	46,496	39,362	32,991	40,585
Less:					
Swap termination costs	—	—	—	—	14,285
Net securities losses (gains)	—	—	1,005	—	(14,328)
Total	$ 194,970	$ 196,207	$ 185,095	$ 179,380	$ 184,363
Efficiency ratio	53.54 %	56.16 %	60.21 %	64.08 %	60.36 %

Amounts in thousands, except per share data

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 24

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Tax-Equivalent NII / NIM					
NII	$ 150,787	$ 148,359	$ 143,575	$ 145,234	$ 142,729
Tax-equivalent adjustment	1,232	1,352	1,153	1,155	1,092
Tax-equivalent NII[2][10]	152,019	149,711	144,728	146,389	143,821
Less: accretion	(9,244)	(9,657)	(6,946)	(6,999)	(7,960)
Tax-equivalent NII, adjusted	$ 142,775	$ 140,054	$ 137,782	$ 139,390	$ 135,861
Average interest-earning assets	$ 15,800,915	$ 15,969,287	$ 16,431,320	$ 18,776,796	$ 19,430,370
NIM[2][10]	3.82 %	3.72 %	3.54 %	3.13 %	2.95 %
NIM, adjusted[2][10]	3.59 %	3.48 %	3.37 %	2.98 %	2.79 %
Loan Yield					
Tax-equivalent loan interest income[10]	$ 160,756	$ 155,863	$ 148,420	$ 141,320	$ 131,680
Less: accretion	(9,244)	(9,657)	(6,946)	(6,999)	(7,960)
Tax-equivalent loan interest income, adjusted	$ 151,512	$ 146,206	$ 141,474	$ 134,321	$ 123,720
Average loans	$ 12,539,541	$ 12,753,436	$ 13,073,752	$ 14,617,247	$ 14,753,665
Loan yield	5.09 %	4.85 %	4.57 %	3.89 %	3.86 %
Loan yield, excluding accretion	4.79 %	4.55 %	4.35 %	3.70 %	3.34 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 25

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	September 30, 2019	December 31, 2019	March 31, 2019	June 30, 2020	September 30, 2020
Pre-Tax, Pre-Provision Earnings					
Net Income	$ 54,545	$ 52,121	$ 19,606	$ 19,064	$ 27,623
Income tax expense	18,300	16,392	6,468	6,182	8,690
Provision for credit losses	12,498	9,594	39,532	32,649	15,927
Pre-Tax, Pre-Provision Earnings	$ 85,343	$ 78,107	$ 65,606	$ 57,895	$ 52,240
Adjustments to pre-tax, pre-provision earnings:					
Optimization costs	—	—	—	—	18,376
Swap termination costs	—	—	—	—	14,285
Net securities losses (gains)	—	—	1,005	—	(14,328)
A&I related expenses	3,397	5,258	5,472	5,249	881
Delivering Excellence implementation costs[8]	234	223	—	—	—
Total adjustments	3,631	5,481	6,477	5,249	19,214
Pre-Tax, Pre-Provision Earnings, adjusted	$ 88,974	$ 83,588	$ 72,083	$ 63,144	$ 71,454
Noninterest Expense to Average Assets					
Noninterest Expense	$ 108,395	$ 116,748	$ 117,331	$ 120,330	$ 131,074
Less:					
Optimization costs	—	—	—	—	(18,376)
A&I related expenses	(3,397)	(5,258)	(5,472)	(5,249)	(881)
Delivering Excellence implementation costs[8]	(234)	(223)	—	—	—
Total	$ 104,764	$ 111,267	$ 111,859	$ 115,081	$ 111,817
Average Assets	$ 17,699,180	$ 17,889,158	$ 18,404,821	$ 20,868,106	$ 21,526,695
Less: average PPP loans	—	—	—	(887,977)	(1,194,808)
Average assets, excluding PPP loans	$ 17,699,180	$ 17,889,158	$ 18,404,821	$ 19,980,129	$ 20,331,887
Noninterest expense, adjusted to average assets, excluding PPP loans	2.35 %	2.47 %	2.44 %	2.32 %	2.19 %

Amounts in thousands, except per share data

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 26

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	September 30, 2019	December 31, 2019	March 31, 2019	June 30, 2020	September 30, 2020
Allowance for Credit Losses to Total Loans					
Allowance for credit losses	$ 110,228	$ 109,222	$ 226,701	$ 247,677	$ 246,873
Less: allowance for PPP loans	—	—	—	—	—
Allowance for credit losses, excluding PPP loan allowance	110,228	109,222	226,701	247,677	246,873
Less: allowance for PCD loans	—	—	(50,223)	(44,434)	(36,885)
Allowance for credit losses, excluding PCD and PPP loan allowance	$ 110,228	$ 109,222	$ 176,478	$ 203,243	$ 209,988
Total loans	$ 12,773,319	$ 12,840,330	$ 13,965,017	$ 14,933,658	$ 14,653,188
Less: PPP loans	—	—	—	(1,179,403)	(1,196,538)
Total loans, excluding PPP loans	12,773,319	12,840,330	13,965,017	13,754,255	13,456,650
Less: PCD loans	—	—	(275,172)	(243,207)	(240,379)
Total loans, excluding PCD and PPP loans	$ 12,773,319	$ 12,840,330	$ 13,689,845	$ 13,511,048	$ 13,216,271
Allowance to total loans, excluding PPP loans	0.86 %	0.85 %	1.62 %	1.80 %	1.83 %
Allowance to total loans, excluding PCD and PPP loans	0.86 %	0.85 %	1.29 %	1.50 %	1.59 %
Non-performing assets / Loans and Foreclosed assets					
Non-performing assets	$ 109,037	$ 108,961	$ 173,894	$ 162,626	$ 163,493
Less: non-accrual PCD loans	—	—	(48,950)	(45,116)	(39,990)
Non-performing assets, excluding non-accrual PCD loans	$ 109,037	$ 108,961	$ 124,944	$ 117,510	$ 123,503
Total loans	$ 12,773,319	$ 12,840,330	$ 13,965,017	$ 14,933,658	$ 14,653,188
Less:					
PPP loans	—	—	—	(1,179,403)	(1,196,538)
PCD loans	—	—	(275,172)	(243,207)	(240,379)
Foreclosed assets	25,266	20,458	21,027	19,024	15,299
Total loans and foreclosed assets, excluding PCD and PPP loans	$ 12,798,585	$ 12,860,788	$ 13,710,872	$ 13,530,072	$ 13,231,570
Non-performing assets and loans to foreclosed assets, excluding PCD and PPP	0.85 %	0.85 %	0.91 %	0.87 %	0.93 %
Net Charge-offs to average loans					
Total net charge-offs	$ 9,199	$ 10,600	$ 12,114	$ 12,923	$ 15,743
Less: net charge-offs for PCD loans	—	—	(1,720)	(3,833)	(6,923)
Total net charge-offs, excluding PCD loans	$ 9,199	$ 10,600	$ 10,394	$ 9,090	$ 8,820
Total average loans	$ 12,538,189	$ 12,752,389	$ 13,073,005	$ 14,616,798	$ 14,753,648
Less:					
Average PPP loans	—	—	—	(887,997)	(1,194,808)
Average PCD loans	—	—	(165,906)	(177,138)	(233,456)
Total average loans, excluding PCD and PPP loans	$ 12,538,189	$ 12,752,389	$ 12,907,099	$ 13,551,663	$ 13,325,384
Net charge-offs to loans, excluding PCD and PPP loans (2)	0.29 %	0.33 %	0.32 %	0.27 %	0.26 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 27

NON-GAAP FINANCIAL INFORMATION Quarters Ended September 30, December 31, March 31, June 30, September 30, 2019 2019 2019 2020 2020 Adverse Loans to Corporate Loans, excluding PPP Loans Special mention $ 185,369 $ 188,703 $ 240,826 $ 256,373 $ 395,295 Substandard 171,731 188,811 196,923 193,337 311,430 Adverse loans 357,100 377,514 437,749 449,710 706,725 Corporate loans $ 9,760,970 $ 9,569,213 $ 10,542,142 $ 11,408,262 $ 11,112,875 Less: PPP loans — — — (1,179,403) (1,196,538) Total corporate loans, excluding PPP loans $ 9,760,970 $ 9,569,213 $ 10,542,142 $ 10,228,859 $ 9,916,337 Adverse loans to corporate loans, excluding PPP loans 3.66% 3.95% 4.15% 4.40% 7.13 % Amounts in thousands, except per share data Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes. 28

GLOSSARY OF TERMS

Adverse loans - loans risk rated special mention or substandard, excluding accruing TDRs
Allowance, ACL - Allowance for credit losses
ATM - Automated teller machine
A&I - Acquisition and integration related expenses
bn - Billion
bps - Basis points
C&I - Commercial and industrial
CECL - Current Expected Credit Losses
CET1 - Common equity Tier 1
Core Deposits - Represents demand, savings, NOW and money market deposits
CRE - Commercial real estate
EPS - Earnings per share
FICO - Fair Issac Corporation
FHLB - Federal Home Loan Bank
First Midwest or the Company - First Midwest Bancorp, Inc.
Foreclosed Assets - OREO and other foreclosed assets
FY - Full year
GAAP - U.S. generally accepted accounting principles
k - Thousands
LTV - Loan-to-value
mm - Million
NCOs - Net charge-offs
NII - Net interest income
NIM - Tax-equivalent net interest margin
NOW - Negotiable order of withdrawal
NPAs - Non-performing assets
Park - Park Bank
Pandemic - COVID-19 pandemic
PCD - Purchased credit deteriorated
PPP - Paycheck Protection Program
PPPLF - Paycheck Protection Program Liquidity Facility
OREO - Other real estate owned
QTD - Quarter-to-date
ROATCE - Return on average tangible common equity
RWA - Risk-weighted assets
SBA - Small Business Administration
SEC - Securities and Exchange Commission
TBV - Tangible book value
TCE - Tangible common equity - represents common stockholders' equity less goodwill and identifiable intangible assets
TDRs - Troubled debt restructurings
YE - Year-end
YTD - Year-to-Date

First Midwest Bancorp, Inc. 29

FOOTNOTES (1) This financial measure includes certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail. (2) Annualized based on the actual number of days for each period presented. (3) Data as of September 30, 2020 excludes PPP loans. (4) Refer to the Company's 2020 Annual Meeting Proxy Statement for a detailed list of the Company's peer group. (5) Other noninterest income includes merchant servicing fee, swap termination costs and other service charges, commissions, and fees. (6) Other noninterest expense includes advertising and promotions expense, net OREO expense, and other expenses. (7) Includes actual year-to-date transactions through September 30, 2020 and pro-forma Q4 '20 activity in line with Q3 '20. (8) The Company initiated certain actions in connection with its Delivering Excellence initiative in the second quarter of 2018, demonstrating the Company's ongoing commitment to provide service excellence to its clients and maximizing both the efficiency and scalability of its operating platform. (9) Adjustments to net income for each period presented are detailed in the EPS non-GAAP reconciliation in the accompanying "Non- GAAP Financial Information" slides. (10) Presented on a tax-equivalent basis, assuming the applicable federal income tax rate of 21%. 30